Exhibit 3.1

SIXTH AMENDED AND RESTATED

BYLAWS OF MEI PHARMA, INC.

ADOPTED AS OF DECEMBER 18, 2023

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation, and the registered agent of the Corporation at the address of such registered office, shall be as set forth in the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Certificate”).

SECTION 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDER

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (if any), date and time, as the Board of Directors shall determine. The Board of Directors may determine that an annual meeting shall not be held at any place but shall instead be held solely by means of remote communication.

SECTION 2. Special Meeting. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Executive Committee or by stockholders holding together at least a majority of the voting power of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such place (if any), date and time as may be specified by such order.

SECTION 3. Notifications of Proposed Nominations and Other Business.

(a) Notice of Business. Proposed nominations for the election of directors, and proposals of other business, to be brought before any annual or, with respect to nominations, special stockholders’ meeting may be made by (i) the Board of Directors or a committee appointed by the Board of Directors for such purpose, or (ii) any stockholder of the Corporation who (1) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the written notice provided for in this Section 3 and at the time of the meeting; (2) is entitled to vote at the meeting; and (3) has complied with this Section 3 with respect to such proposal. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (ii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of the stockholders. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in paragraph (c) with respect to an annual meeting or in paragraph (d) with respect to a special meeting.

(b) Information in Notice. To be in proper form, a stockholder’s written notice to the Secretary must set forth:

(i) as to each person whom the stockholder or beneficial owner, if any, proposes to nominate for election or re-election as a director, (1) the name, age, and address (business and residential) of the proposed nominee; (2) a complete biography and statement of the proposed nominee’s qualifications; (3) the class and number of shares of the Corporation which are beneficially owned by the proposed nominee; (4) a description of all agreements, arrangements, understandings, and relationships between such stockholder or beneficial owner and the proposed nominee or between any of them and any other person or persons (including the names of such persons) in connection with the nomination to be made by the stockholder or beneficial owner; (5) information relevant to a determination of whether the proposed nominee can be considered an independent director of the Corporation; (6)

Exhibit 3.1

the proposed nominee’s written consent to serve as a director of the Corporation if elected; (7) a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request); and (8) any other information (A) relating to the proposed nominee that would be required to be disclosed in a proxy or consent solicitation statement or any other filings required to be made in connection with a solicitation of proxies or consents for the election of the nominee as a director in a contested election pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed under Schedule 14A, or (B) that the Board of Directors may otherwise reasonably request;

For the purposes of this Section 3(b)(i), a stockholder who has delivered a notice of nomination pursuant to this Section 3, shall promptly certify to the Corporation in writing, that it has met the requirement of Rule 14a-19(a) of the Exchange Act (including for the avoidance of doubt Rule 14a-19(a)(3) which provides that “No person may solicit proxies in support of director nominees other than the registrant’s nominees unless such person: . . . Solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and includes a statement to that effect in the proxy statement or form of proxy.”) and shall, not later than five (5) business days prior to the date of the applicable meeting of stockholders, deliver to the Secretary at the principal executive offices of the Corporation reasonable evidence of such compliance.

(ii) if the notice relates to any business other than the nomination of a director or directors, (1) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration, and if such business includes proposed amendments to the Certificate or these Bylaws, the text of the proposed amendments); (2) the reasons for bringing the proposal before the meeting; (3) any interest in such proposal or the business to which it relates of the stockholder or beneficial owner, if any; and (4) a description of all agreements, arrangements, understandings, and relationships between such stockholder or beneficial owner and any other person or persons (including the names of such persons) in connection with the proposal; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other business is proposed, (1) the name and address of such stockholder as it appears on the Corporation’s books (or on the books of The Depositary Trust Company or a similar depositary in which the stockholder is a participant), and of such beneficial owner; (2)(A) the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner; (B) descriptions of all options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such right or instrument shall be subject to settlement in the underlying shares of stock of the Corporation, in cash, or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, and any other direct or indirect opportunity for such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation, rights, or Derivative Instruments ; (C) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, has a right to vote any security of the Corporation; (D) any short interest in any securities of the Corporation, rights, or Derivative Instruments held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner (for purposes hereof, a person or entity shall be deemed to have a short interest in a security, right, or Derivative Instrument if such person or entity directly or indirectly, through any agreement, arrangement, understanding, or relationship, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security, right, or Derivative Instrument); (E) any rights held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, to receive dividends or distributions or other payments in lieu of dividends or distributions on shares of stock of the Corporation, rights, or Derivative Instruments that are separated or separable from the underlying shares of stock of the Corporation, rights, or Derivative Instruments; (F) any proportionate interest in shares of stock of the Corporation, rights, or Derivative Instruments held by such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, or held by a partnership or other entity in which such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, is a partner or has another

Exhibit 3.1

form of equity ownership; and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, is or may be entitled to based on any increase or decrease in the value of shares of stock of the Corporation, rights, or Derivative Instruments; (3) any other information relating to such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, that would be required to be disclosed in a proxy or consent solicitation statement or other filings required to be made in connection with solicitations of proxies or consents for the proposal pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed under Schedule 14A, or that the Board of Directors may otherwise reasonably request; (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed and that the stockholder, or the beneficial owner, if any, intends to appear in person or by proxy or other representative at such meeting to propose such nomination or other business; and (5) a representation (i) as to whether such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, intends, or is part of a group that intends, in the case of a proposal of business other than nominations, to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve or adopt the business proposal, (ii) confirming that such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, in the case of any nomination, will, or is part of a group that will, solicit the holders of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 of the Exchange Act, and/or (iii) as to whether any such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner, intends, or is part of a group that intends, to otherwise solicit proxies from stockholders in support of a proposal or nomination(s).

For the purposes of this Section 3, (x) a stockholder will be deemed to be the holder of record of any shares of stock of the Corporation that are held for the stockholder’s account by The Depositary Trust Company or a similar depositary in which the stockholder is a participant; (y) if a stockholder of record proposes a nomination or other business on behalf of a beneficial owner of stock of the Corporation and the information described in Section 3(b)(iii) is provided about such beneficial owner, the stockholder does not have to provide the information about itself unless otherwise required by this Section 3; and (z) any information that such stockholder or a beneficial owner is required to provide about stock, rights, and Derivative Instruments held by the stockholder or beneficial owner must include information about stock, rights, and Derivative Instruments held by any person or entity with whom the stockholder or beneficial owner, or any affiliate or associate of the stockholder or beneficial owner, is acting in concert, or by the affiliates and associates of such persons or entities acting in concert with the stockholder or beneficial owner, or with any affiliate or associate of the stockholder or beneficial owner.

(c) Annual Meetings. In addition to any other applicable requirements, including those contained in Rule 14a-19 of the Exchange Act, for nominations or any other business that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation containing the information required by this Section 3. To be timely, the stockholder’s notice must be received by the Secretary of the Corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that, in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, the notice by the stockholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to the current year’s annual meeting and not later than the later of the ninetieth (90th) day prior to the current year’s annual meeting and the tenth (10th) day following the date on which public announcement of the date of such annual meeting is first made). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this paragraph (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day

Exhibit 3.1

following the day on which the increase in the number of directors to be elected is first announced to the public by the Corporation.

(d) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Directors may be elected at a special meeting of stockholders only in accordance with a determination of the Board of Directors that directors are to be elected at the special meeting. If the Board of Directors determines that directors are to be elected at a special meeting, nominations of persons for election as directors at that special meeting may be made (i) by the Board of Directors or (ii) by a stockholder who has given timely notice thereof in writing to the Secretary containing the information required by this Section 3. This shall be the exclusive means for a stockholder to make nominations with regard to a special meeting of stockholders at which directors are to be elected. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Updated Information. A stockholder providing notice of a proposed nomination or other business to be brought before an annual or special meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) Public Announcement. For purposes of this Section 3, a public announcement shall mean disclosure in a press release reported by Business Wire, the Dow Jones News Service, Associated Press, or comparable national news service or in a document filed by the Corporation with, or furnished by the Corporation to, the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) “Affiliate” and “Associate”. For purposes of this Section 3, the terms “affiliate” and “associate” of a person shall have the meanings ascribed to those terms in Rule 12b-2 under the Exchange Act.

(h) Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 3, the stockholder and beneficial owner, if any, shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, Rule 14a-19 of the Exchange Act) with respect to the matters set forth in this Section 3, and any violation thereof shall be deemed a violation of these Bylaws.

Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) General. Only persons who are nominated in accordance with this Section 3 shall be eligible to be elected at a stockholders’ meeting to serve as directors and only such other business shall be conducted at a stockholders’ meeting as shall have been brought before the meeting in accordance with this Section 3. Except as otherwise provided by law, the Certificate or these Bylaws, the chair of any annual or special meeting, as applicable, shall have the power to determine whether a nomination or a business proposal was made in accordance with this Section 3. Without limiting any remedy available to the Corporation, a stockholder may not present business or nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable), or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 3, otherwise failed to comply with this Section 3,

Exhibit 3.1

including any applicable law, rule or regulation identified in this Section 3 (including, without limitation, Rule 14a-19 of the Exchange Act) or provided false or misleading information to the Corporation. Unless otherwise required by law, if the stockholder or the beneficial owner, if any, proposing a nomination or other business (or a representative thereof) does not appear at the meeting or any adjournment or postponement thereof to present the nomination or other proposed business, such nomination shall be disregarded and such other proposal shall not be considered. Any nomination or other proposed business that is not in compliance with this Section 3 shall not be a proper subject for action at the meeting or any adjournment or postponement thereof, notwithstanding that proxies in respect of such nomination or other proposal may have been received by the Corporation.

SECTION 4. Notice. Notice of a meeting of stockholders shall be given to each stockholder of record who is entitled to vote at such meeting, stating the place (if any), date, and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice to stockholders may be given in any matter permitted by, and shall be deemed given as provided in, Section 232 of the Delaware General Corporation Law. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with this Section 4; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 6 of Article VI of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 5. Stockholder List. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate in accordance with Section 212 of the Delaware General Corporation Law.

SECTION 7. Quorum; Adjournments. Except as otherwise required by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the stockholders holding at least one-third of the voting power of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, and present in person or represented by proxy thereat. The chair of the meeting or the stockholders, by a majority of the votes cast, affirmatively or negatively, may adjourn any meeting of stockholders from time to time. At any such adjourned

Exhibit 3.1

meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 8. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chair of the Board, the Chief Executive Officer, the President, a Vice President, or such other person designated by the Board of Directors, or, if none of the foregoing is present, by a chair to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the chair of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 9. Voting. At each meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. In the election of directors, a plurality of the votes cast shall elect each director. Any other action shall be authorized by a majority of the votes cast except as otherwise provided by law. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law.

SECTION 10. Written Consent of Shareholders Without a Meeting. Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in accordance with Section 228(e) of the Delaware General Corporation Law.

ARTICLE III

DIRECTORS

SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Subject to the provisions of the Certificate (including any Preferred Stock Designation), the number of directors constituting the whole Board may be fixed from time to time by action of the Board of Directors, and until so fixed, shall be eight.

SECTION 3. Term. The directors shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.

SECTION 4. Annual Meeting. Following each annual election of directors, or at such other time as the Board of Directors may determine, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place (if any) as the Board of Directors shall from time to time by resolution determine.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chair of the Board, President or by a majority of the directors then in office.

SECTION 7. Place. Meetings of the Board of Directors may be held at any place (if any) within or without the State of Delaware.

SECTION 8. Notice. A notice of the place (if any), date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or, if

Exhibit 3.1

given by electronic transmission, telephone or personally, not later than the day before the meeting, at the residence address of each director or at his or her usual place of business.

SECTION 9. Quorum. Except as otherwise required by law, a majority of the whole Board shall constitute a quorum for a meeting of directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place (if any) without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chair of the Board, or in his or her absence the Chief Executive Officer, the President or a chair chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his or her absence, the chair of the meeting may appoint any person to act as secretary.

SECTION 11. The Chair of the Board. The Chair of the Board shall be elected from the directors who comprise the Board of Directors. The Chair of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors. Subject to compliance with applicable laws, rules or regulations, including the NASDAQ Listing Rules, the Chair of the Board shall have the right to be a member of each committee of the Board, including the Executive Committee.

SECTION 12. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with cause, by the holders of a majority of the voting power of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 13. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 14. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent to the adoption of a resolution authorizing the action. The resolution and the consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 15. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES

SECTION 1. Executive Committee. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board may appoint an Executive Committee of two or more directors which, except as otherwise provided by the Board of Directors, shall have and exercise all the powers of the Board of Directors in the management of the property, business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have any power or authority to declare dividends, issue stock, recommend to the stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies on the Board or on any committee thereof, discharge any committee either with or without cause at any time, elect officers or amend or repeal the By-Laws of the Corporation. The Board of Directors shall appoint the Chair of the Executive Committee and may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Vacancies on the Executive Committee shall be filled by the Board of Directors in the same manner as original appointment to such Committee.

Exhibit 3.1

SECTION 2. Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers and shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 3. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

SECTION 4. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

OFFICERS.

SECTION 1. Executive Officers. The executive officers of the Corporation may include a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors or until his or her earlier resignation or removal. Any two of such offices may be held by the same person.

SECTION 2. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

SECTION 3. Resignation and Removal. Any officer may resign at any time, and such resignation shall take effect upon receipt thereof by the President, Chief Executive Officer or Secretary, unless otherwise specified in the resignation. All officers of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board. The power to remove agents and employees other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

SECTION 5. President. The President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chair of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation’s business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

SECTION 6. Vice Presidents. A Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him or her by the Board of Directors or the President.

Exhibit 3.1

SECTION 7. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall in general perform all duties incident to the position of Treasurer and such other duties as may be assigned to him or her by the Board of Directors or the President.

SECTION 8. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he or she shall be the custodian; he or she shall give, or cause to be given, all notices to stockholders and directors of the Corporation required by applicable law, the Certificate (including any Preferred Stock Designation) or these Bylaws; he or she shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he or she shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him or her by the Board of Directors or the President.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by or in the manner provided by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

SECTION 10. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE VI

STOCK

SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chair of the Board of Directors, the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares of the Corporation registered in certificated form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

SECTION 3. Transfer of Shares.

(a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized in writing, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares, except as provided in Sections 2 and 3(b) of this Article VI.

Exhibit 3.1

(b) The Board of Directors must not register a transfer of shares that has not been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) except in accordance with the provisions of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Dividends. Subject to the provisions of the Certificate (including any Preferred Stock Designation), the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

SECTION 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may, pursuant to Section 213 of the Delaware General Corporations law, fix, in advance, a record date, which shall, unless otherwise required by law not be (i) in the case of a stockholder meeting more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the Delaware General Corporation Law. If no record date is so fixed by the Board of Directors and prior action by the Board of

Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VII

WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic

Exhibit 3.1

transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate (including any Preferred Stock Designation) or these Bylaws.

ARTICLE VIII

CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

ARTICLE IX

CORPORATE SEAL

The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words and numerals “Corporate Seal 2000 Delaware,” which seal shall be and remain in the charge of the Secretary, to be used as directed by the Board of Directors.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on June 30 of each calendar year.

ARTICLE XI

INDEMNIFICATION

SECTION 1. Who May Be Indemnified

(a) Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(b) Actions or Suits By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such

Exhibit 3.1

action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Determination of Entitlement to Indemnification. Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of much director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) Indemnification by Stockholders. Certain directors are serving on the Board of Directors at the request of certain stockholders and have certain rights to indemnification, advancement of expenses and/or insurance provided by such stockholders or their respective affiliates (collectively, the “Stockholder Indemnitors”). The Corporation shall be the indemnitor of first resort (i.e., its obligations to such directors are primary and any obligation of the Stockholder Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such directors are secondary). The Corporation shall advance the full amount of expenses incurred by such directors and shall be liable for the full amount of all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred to the extent legally permitted and as required hereunder, without regard to any rights such director may have against the Stockholder Indemnitors. No advancement or payment by the Stockholder Indemnitors on behalf of such directors with respect to any claim for which such director has sought indemnification from the Corporation shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such directors against the Corporation.

(g) Subrogation. In the event of payment of indemnification to a person pursuant to this Article XI, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce such recovery (it being understood, for the avoidance of doubt, that the foregoing shall not apply with respect to any advancement or payment for indemnification received from a Stockholder Indemnitor).

(h) Duplication of Payments. Except as provided in paragraph (f) above, the Corporation’s obligation, if any, to indemnify or to advance expenses to any officer, director, employee or other agent pursuant to this Article XI shall be reduced by any amount such officer, director, employee or other agent has actually received as indemnification or advancement of expenses under any indemnification obligation of any other entity, insurance policy, agreement or otherwise.

Exhibit 3.1

SECTION 2. Indemnification Not Exclusive Right. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

SECTION 4. “Corporation” Defined for Indemnification Purposes. For purposes of this Article, references to “the Corporation” shall include (in addition to the Corporation and any resulting corporation) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if the separate existence had continued.

SECTION 5. Any repeal or modification of the foregoing provisions of this ARTICLE XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any person entitled to indemnification or advancement of expenses under this ARTICLE XI and such person’s heirs, executors and administrators.

ARTICLE XII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or these Bylaws or a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation governed by the internal affairs doctrine, or (v) any action seeking to interpret, apply, enforce or determine the validity of any provision of the Certificate or these Bylaws (including any right, obligation or remedy thereunder), shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (A) the provisions of this Article, (B) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any court located outside of the State of Delaware to enforce this Article (a “Foreign Action”) and (C) having service of process made upon such person or entity in any such Foreign Action by service upon such person or entity’s counsel in the Foreign Action as agent for such person or entity.

Exhibit 3.1

ARTICLE XIII

AMENDMENTS

The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.